                                                                    Exhibit 99.2


                              BAYCORP HOLDINGS, LTD

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of BayCorp Holdings, Ltd. (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrycia T. Barnard, Vice President and Treasurer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of BayCorp Holdings, Ltd. as of March 31, 2003.



Date: May 15, 2003                        /s/ Patrycia T. Barnard
                                          -----------------------
                                          Patrycia T. Barnard
                                          Vice President and Treasurer
                                          (chief accounting officer)